Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

R. Ray Pate, Jr., President and Chief Executive Officer, and Rebecca B. Crunk, Senior Vice President and Chief Financial Officer of NCRIC Group, Inc. (the "Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2004 and that to the best of his/her knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


  May 12, 2004                 /s/ R. Ray Pate, Jr.
  ------------                 --------------------
  Date                         R. Ray Pate, Jr.
                               President and Chief Executive Officer


  May 12, 2004                 /s/ Rebecca B. Crunk
  ------------                 --------------------
  Date                         Rebecca B. Crunk
                               Senior Vice President and Chief Financial Officer


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